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EXHIBIT (j)(2)

                              CONSENT OF KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of BB&T Funds:

We consent to the use of our report dated February 26, 2007 on the BB&T Equity Index Fund's financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP

Columbus, Ohio

                                 April 26, 2007